UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2010

SCHAWK, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	1-09335	66-0323724
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
1695 South River Road Des Plaines, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 827-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	—Regulation FD Disclosure.

On May 17, 2010, Schawk, Inc. (the “Company”) announced that it will be presenting at the Baird 2010 Growth Stock Conference in Chicago on May 18, 2010, at 1:20 p.m. Central Time. Attached as Exhibit 99.1 is a copy of the press release relating to the announcement, which is incorporated herein by reference.  The webcast as well as a copy of the Company’s presentation may be accessed at the Company’s website (www.schawk.com) under “Investors” and then “Presentations” during the conference and for 30 days following the conference.

The information contained in the presentation shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in the presentation shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.  This report will not be deemed a determination or an admission as to the materiality of any information in the presentation that is required to be disclosed solely by Regulation FD.  The information in the presentation may only be accurate as of the date thereof and is subject to change.  The Company does not assume any obligation to update the information contained in the presentation.

Item 9.01—Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 99.1—Press release dated May 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2010	SCHAWK, INC. By: /s/Timothy J. Cunningham___________ Name: Timothy J. Cunningham Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
99.1	Press release dated May 17, 2010